Exhibit 99.1

7-Eleven, Inc. and Sunoco LP Provide Update On Pending Transaction
DALLAS, December 5, 2017 - 7-Eleven, Inc. (“7-Eleven”) and Sunoco LP (NYSE: SUN) (“Sunoco”) are jointly committed to closing the value-creating transaction. The companies believe the transaction to be in the latter stages of the regulatory approval process with the Federal Trade Commission. Subject to completion of the regulatory process and customary closing conditions, 7-Eleven and Sunoco expect closing to occur in January 2018.

About Sunoco LP

Sunoco LP (NYSE: SUN) is a master limited partnership that operates 1,346 convenience stores and retail fuel sites and distributes motor fuel to 7,898 convenience stores, independent dealers, commercial customers and distributors located in 30 states. Our parent -- Energy Transfer Equity, L.P. (NYSE: ETE) -- owns SUN's general partner and incentive distribution rights.

The information contained in this press release is available on the Sunoco LP website at www.SunocoLP.com.
Forward-Looking Statements
This press release may include certain statements concerning expectations for the future that are forward-looking statements as defined by federal law, including statements with respect to SUN’S ability to consummate the 7-Eleven transaction and/or the timing of such transaction. Forward-looking statements may be identified by the use of the words "anticipates," "expects," "intends," "plans," "should," "could," "would," "may," "will," "believes," "estimates," "potential," "opportunity," “value-creating,” "designed," "predict," "seek," "ongoing," "increases" or "continue" and variations or similar expressions. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management's control. An extensive list of factors that can affect future results are discussed in SUN’s Annual Report on Form 10-K and other documents filed from time to time with the Securities and Exchange Commission. SUN undertakes no obligation to update or revise any forward-looking statement to reflect new information or events.
Contacts

Investors:

Scott Grischow, Senior Director - Investor Relations and Treasury
(214) 840-5660, scott.grischow@sunoco.com

Derek Rabe, Senior Analyst - Investor Relations and Finance
(214) 840-5553, derek.rabe@sunoco.com

Media:

Alyson Gomez, Director - Communications
(469) 646-1758, alyson.gomez@sunoco.com